State of Delaware
Secretary of State
Division of Corporations
Delivered 03:57 PM 03/31/2016
FILED 03:57 PM 03/31/2016
SR 20162006796 - File Number 3156522

CERTIFICATE OF AMENDMENT
to
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
of
ADVANCED MEDICAL ISOTOPE CORPORATION

Advanced Medical Isotope Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), in accordance with the provisions of Section 151(g) of the DGCL, does hereby as follows:

FIRST: The Corporation's original Certificate of Designations, Preferences and Rights ot Series A Convertible Preferred Stock (the "Certificate of Designation") was filed with the Secretary of State of the State of Delaware on June 30, 2015.

SECOND: By unanimous written consent without a meeting, as permitted by the Bylaws of the Corporation and the DGCL, the Board of Directors of the Corporation adopted the resolution set forth below proposing and declaring advisable the following amendment to the Certificate of Designation (the "Amendment"):

> **RESOLVED,** that pursuant to Section 151(g) of the DGCL, Section 1 of the Certificate of Designation be amended and restated in its entirety to read as follows:
>
> "1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series A Preferred Stock, par value $0.001 per share (the "*Series A Preferred*"). The maximum number of shares of Series A Preferred shall be Five Million (5,000,000) shares. The Series A Preferred shall rank senior to the Company's common stock, par value $0.001 per share (the "*Common Stock*"), and to all other classes and series of equity securities of the Company which by their terms rank junior to the Series A Preferred ("*Junior Stock*"). The date of original issuance of the Series A Preferred is referred to herein as the "*Issuance Date*"."

THIRD: The Amendment has been approved by holders of a majority of the outstanding shares of Series A Preferred Stock, as required by Section 10 of the Certificate of Designation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Designation to be executed by the undersigned officer, thereunto duly authorized, this 31st day of March, 2016.

ADVANCED MEDICAL ISOTOPE CORPORATION

By: [signature]
L. Bruce Jolliff, Chief Financial Officer